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                                  Exhibit 10.8
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                              WHOLESALE AGREEMENT

concluded on 01.07.1998 in POZNAN between:
Poznanskie Zaklady Przemyslu Spirytusowego "POLMOS" in Poznan ul. Komandoria 5, hereinafter referred to as the "Seller", represented by:
Facility Manager  - Janusz Kujawinski, M.S.
Deputy Manager  - Janusz Majchrzak, M.A.
and
CAREY AGRI INT. POLAND SP. Z O.O., ul. LUBELSKA 13, 03-802 WARSZAWA
hereinafter referred to as the "Purchaser" represented by:
WILLIAM CAREY - CHAIRMAN OF THE MANAGEMENT BOARD
conducting activities in the scope of spirit product wholesale through wholesale warehouses listed in the current permission to conduct activities in the scope of spirit product turnover in Poland.

                                     (S) 1
1. Object of the agreement comprises wholesale of spirit products manufactured by the Seller, in domestic turnover.
2. Limit of spirit product delivery quantities in "trade credit" is defined as the quantity approved by the Seller on the basis of submitted guarantees: a/ bank guarantee b/ deposit mortgage c/ registry lien d/ receivables insurance e/ blank bill f/ other guarantees agreed by the parties.

                                     (S) 2
Spirit product sales are going to be conducted on the basis of written, phone or direct orders made by the Purchaser.

                                     (S) 3
The Seller is going to sell the products at net prices + VAT resulting from the current price list of the Seller.

                                     (S) 4
1. The Seller in compliance with the agreed order, if the delivery is larger than 350 packages, delivers the merchandise at his own expense and through his own means to the wholesale warehouse designated on the Purchaser's wholesale permit.

2. In the case of ordering a delivery of a smaller quantity than the quantity defined in par.1 the ordered products will be collected by the Purchaser through his own means and at his own expense.

3. The Seller repurchases returnable packages (plastic containers and bottles) only in the quantities required to satisfy his current needs.

4. The Purchaser may decide not to use Seller's product delivery services and to collect the products using his own transport vehicles at his won cost in the case of collecting quantities smaller than 350 packages.

   If the quantity of products exceeds 350 packages the Purchaser has the right to be reimbursed with the costs of transport.
   Costs of transport are defined by the seller on the basis of current average rates of PZPS POLMOS.

                                     (S) 5
1. An authorized representative of the Purchaser collects the merchandise from the carrier "at the car's door", confirming the compliance of accepted merchandise with the transport documents - by signing (full name and stamp) the delivery confirmation provided by the carrier to the Seller.
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    If any discrepancies between the accepted merchandise and the delivery confirmation, the Purchaser and the carrier together prepare a protocol determining the actual quantity of the merchandise accepted by the Purchaser and other possible reservations.

2. If the merchandise is collected by the Purchaser using his own means of transport the merchandise is accepted on the loading ramp of the Seller by a representative of the Purchaser, who confirms the completing the order by signing a copy of delivery confirmation (full name, personal ID no.).

    The basis for releasing merchandise is the power of attorney to collect merchandise issued by an authorized representative of the Purchaser.

                                     (S) 6
1. Risk of damages occurring during the transport and costs of insuring the dispatch are borne by the Seller sending the merchandise to the Purchaser.

2. The Purchaser bears the risk of damages during the transport and insurance costs of the dispatch if he collects the merchandise using his own means of transport.

                                 (S) 7
1. The Seller ensures quality of sold products in compliance with the Polish norms.

2. In case of any possible complaints regarding the product quality, the Purchaser should draft a complaint protocol immediately after the defect is identified providing the number and date of the delivery document, leaving the complained products at the Seller's disposal.

    Complaint related issues are governed by applicable provisions of the civil code.
    Complaints made after the period defined in the provisions of the civil code shall not be taken into consideration by the Seller.
                                     (S) 8
The Purchaser shall pay dues for the collected merchandise in the amounts and on dates defined in the invoice in compliance with the rules provided in appendix 1 and 2 to this agreement, constituting an integral part of this agreement.

1. The Purchaser obligates to provide the Seller with the following documents at least once a year:

- permit for conducting activities in the scope of domestic wholesale of spirit products,

- current extract from the court registry or certificate of entry in the commercial registry,

- financial reports on company activities i.e. balance sheet, statement of income, F-01,

-   bank opinion,

- certificates of the Tax Office and ZUS of Seller's lack of financial arrears.

2.  Information about changes in the scope of:

-   company legal status,

- the permit for conducting alcohol wholesale activities, or losing the alcoholsale license have to be provide immediately by the Purchaser to the Seller.

                                  (S) 10
1. This agreement is concluded for indefinite time. It may be terminated with one-month period of notice.
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2.  This agreement may be terminated immediately if the Purchaser breaches its provisions or loses permits mentioned in (S)9 par.1 or fails to provide a new permit if the current permit has expired.

3. Any amendments or supplements of this agreement require the form of an annex agreed by both parties.

                                 (S) 11
The parties agree that if this agreement constitutes a continuation of their collaboration, any documents related with financial guarantee submitted with the preceding agreement and annexes are still valid.

                                 (S) 12
Issues not provided for by this agreement are governed by the provisions of the Civil Code.

                                 (S) 13
This agreement was drafted in two identical copies one for each of the parties.

                                 (S) 14
This agreement enters in force on July 1st, 1998.
                SELLER                      PURCHASER